Exhibit 99.3

EXECUTION VERSION

ASSIGNMENT OF REGISTRATION RIGHTS

THIS ASSIGNMENT OF REGISTRATION RIGHTS (this “Assignment”) dated as of this 4th day of March, 2016, is entered into by each of R&H Trust Co. (BVI) Ltd. (the “Seller”), as trustee of The Right Trust (the “Right Trust”), and Dominic F. Silvester (“DFS” and together with the Seller, the “Assignors” and each an “Assignor”), in favor of CANADA PENSION PLAN INVESTMENT BOARD, a Canadian federal Crown corporation, as assignee (the “Assignee”), and constitutes the prior written consent of ENSTAR GROUP LIMITED, a Bermuda company (the “Company”), to the assignment of rights contemplated hereby. Capitalized terms used herein shall have meanings assigned to such terms in the Securities Purchase Agreement (as defined below) unless otherwise defined herein or the context clearly requires otherwise.

W I T N E S S E T H:

WHEREAS, in connection with and pursuant to the Securities Purchase Agreement by and among the Assignee and the Assignors, dated August 28, 2015 (the “Securities Purchase Agreement”), Assignee will acquire from the Seller, subject to the conditions set forth therein, Ordinary Shares of the Company;

WHEREAS, as a condition to Assignee’s obligations to the Securities Purchase Agreement, Assignors are entering into this Assignment for the purpose of, among other things, (i) assigning to Assignee certain of the Assignors’ respective rights and interests in the Registration Rights Agreement, dated as of January 31, 2007, among the Company, DFS, Trident II, L.P., Marsh & McLennan Capital Professionals Fund, L.P., Marsh & McLennan Employees’ Securities Company, L.P., J. Christopher Flowers and other shareholders of the Company (including the Seller) set forth on the schedule of shareholders attached thereto (the “Registration Rights Agreement”) and (ii) delegating to Assignee certain of the duties of the Assignors in and under the Registration Rights Agreement, in each case to the extent specified below; and

WHEREAS, the Company consents to the assignment described above, with effect from and after the Effective Time (as defined in Section 5 of this Assignment).

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1. Assignment.

(a) The Seller hereby, with effect from and after the Effective Time, assigns unto Assignee and its successors and assigns all of the Seller’s right, title and interest in and to, and remedies under, the Registration Rights Agreement, including all rights exercisable by the Seller thereunder from and after the Effective Time. The Seller represents and warrants that it (i) is not in breach and has not previously been in breach of the Registration Rights Agreement and (ii) has not assigned or encumbered any of its rights under the Registration Rights Agreement, other than the assignment to the Assignee contemplated hereby.

(b) DFS hereby, with effect from and after the Effective Time, assigns unto Assignee and its successors and assigns all of his right, title and interest in and to one of the two Registration Requests (as defined in the Registration Rights Agreement) granted to him pursuant to Section 1(a) of the Registration Rights Agreement, to the full extent, and subject to all other rights and limitations, as specified in Section 1 of the Registration Rights Agreement. DFS represents and warrants that he (i) is not in breach and has not previously been in breach of the Registration Rights Agreement, (ii) has not exercised any of his two Registration Requests pursuant to Section 1 of the Registration Rights Agreement and (iii) has not assigned or encumbered any of his rights under the Registration Rights Agreement, other than the assignment to the Assignee contemplated hereby. From and after the Effective Time, DFS will retain all rights previously held by him with respect to one Registration Request, and the Assignee will have the sole and exclusive right to exercise, for all purposes under the Registration Rights Agreement, the other Registration Request previously held by DFS.

Section 2. Assumption. Assignee hereby assumes, from and after the Effective Time, (i) all of the Seller’s obligations under the Registration Rights Agreement arising from and after the Effective Time and (ii) all obligations of DFS with respect to the exercise of the one Registration Request assigned to Assignee under Section 1(b) above, including all obligations of DFS derivative from the exercise of such Registration Request as if Assignee had been an original party to the Registration Rights Agreement holding such Registration Request. For the avoidance of doubt, except as expressly stated in the preceding sentence, Assignee does not assume DFS’ obligations under the Registration Rights Agreement.

Section 3. Consent and Confirmation

(a) The Company hereby consents to the assignment of Assignors’ right, title and interest in the Registration Rights Agreement to the full extent described in Section 1 above, including rights exercisable by the Assignors thereunder from and after the Effective Time, and recognizes Assignee as the Assignors’ successor-in-interest in and to the Registration Rights Agreement, in each case to the extent described in Section 1 hereof. For the avoidance of doubt, the Company agrees that: (i) the one-year waiting period referred to in Section 1(a) of the Registration Rights Agreement has been satisfied and shall have no application to the Assignee, (ii) notices previously required to be sent to the Seller pursuant to the Registration Rights Agreement shall instead be sent and delivered to Assignee in accordance with the notice provisions of the Securities Purchase Agreement (which are incorporated herein by reference), and (iii) notices previously required to be sent to DFS with respect to Registration Requests under the Registration Rights Agreement shall be sent and delivered to both DFS in accordance with the notice provisions of the Registration Rights Agreement and Assignee in accordance with the notice provisions of the Securities Purchase Agreement (which are incorporated herein by reference). The Company further agrees that (i) no breach by DFS of any of the rights or obligations retained by him under the Registration Rights Agreement shall prejudice or limit any of the rights of Assignee under the Registration Rights Agreement and (ii) no breach by Assignee of any of the rights or obligations assigned to Assignee hereunder shall prejudice or limit any of the rights of DFS retained by him under the Registration Rights Agreement.

(b) The Company hereby confirms to Assignee that (i) the Registration Rights Agreement is in full force and effect and (ii) to the best of its knowledge, there exists no actual, claimed or threatened breach, nor any actual, claimed or threatened event which, but for the passage of time, the giving of notice, or both, would constitute a breach under the Registration Rights Agreement with respect to the performance of any of the terms, covenants or conditions to be performed thereunder.

Section 4. Securities Purchase Agreement. Assignee and the Assignors, by execution of this Assignment, each hereby acknowledge and agree that neither the representations and warranties nor the rights, obligations or remedies of any party under the Securities Purchase Agreement shall be deemed to be abrogated, modified or altered in any way by execution or acceptance of this Assignment.

Section 5. Effectiveness. This Assignment shall become effective as of and subject to the closing under the Securities Purchase Agreement (the “Effective Time”).

Section 6. Miscellaneous. Sections 8.3-8.19, other than Section 8.10, from the Securities Purchase Agreement are incorporated herein mutatis mutandis, provided, notices to the Company shall be delivered to:

Enstar Group Limited

P.O. Box HM 2267

Windsor Place, 3rd Floor, 22 Queen Street

Hamilton HM JX

Bermuda

Attention: Paul J. O’Shea, Joint Chief Operating Officer

Facsimile: (441) 296-7319

E-mail: paul.o’shea@enstargroup.com

with a copy (which shall not constitute notice to the Company) to:

Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA 19103

Attention: Robert C. Juelke

Facsimile: (215) 988-2757

E-mail: robert.juelke@dbr.com

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have each caused this Assignment to be duly executed as of the date first written above.

ASSIGNORS:

THE COMMON SEAL of R&H TRUST
CO. (BVI) LTD., as trustee of THE RIGHT TRUST
was hereunto affixed in the presence of

By:	/s/ Edith Steel /s/ Kenneth Morgan
Name: Edith Steel / Kenneth Morgan
Title: Directors

Dominic F. Silvester

By:	/s/ Dominic F. Silvester

ASSIGNEE:

Canada Pension Plan Investment Board

By:	/s/ Eric M. Wetlaufer
Name:	Eric M. Wetlaufer
Title:	Senior Managing Director & Global
Head of Public Market Investments

By:	/s/ Stephanie Leaist
Name: Stephanie Leaist
Title: Managing Director, Head of Sustainable Investing

COMPANY:

Enstar Group Limited

By:	/s/ Mark Smith
Name: Mark Smith
Title: CFO

[Assignment of Registration Rights Signature Page]